EXECUTION COPY


                                 FIRST AMENDMENT


         FIRST AMENDMENT dated as of February 15, 2006 (this "Amendment"), among INTEGRA LIFESCIENCES HOLDINGS CORPORATION, a Delaware corporation (the "Borrower"), the lenders party to the Credit Agreement (as defined below) (collectively, the "Lenders"), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (the "Administrative Agent"), CITIBANK, FSB and SUNTRUST BANK, as Co-Syndication Agents (the "Co-Syndication Agents") and ROYAL BANK OF CANADA and WACHOVIA BANK, NATIONAL ASSOCIATION, as Co-Documentation Agents (the "Co-Documentation Agents").

         PRELIMINARY STATEMENTS:

         (1) The Borrower, the Lenders, the Administrative Agent, the Co-Syndication Agents and the Co-Documentation Agents have entered into a Credit Agreement, dated as of December 22, 2005 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement" and the Credit Agreement, as amended by, and together with this Amendment, the "Amended Agreement"). Capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the Credit Agreement.

         (2) The Borrower has requested the Lenders to amend certain provisions of the Credit Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

         SECTION 1.01. Amendment to Section 1.01. The definition of "Permitted Acquisition" set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting the words "by any Loan Party" from the first line thereof.

         SECTION 1.02. Amendment to Section 7.03. Section 7.03(e) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                  "(e) intercompany Indebtedness constituting an Investment that is permitted under Sections 7.02(d), (e), (f) or (g)."

         SECTION 1.03. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders, as follows:

                  (a) After giving effect to the updated Schedules to the Credit Agreement attached hereto, the representations and warranties set forth in Article V of the Credit Agreement and in each other Loan Document are true and correct in all material respects on and as of the date hereof and on and as of the Amendment Effective Date (as defined below) with the same effect as though made on and as of the date hereof or the

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         Amendment Effective Date, as the case may be, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date).

                  (b) On the date hereof and on the Amendment Effective Date, no Default or Event of Default has occurred and is continuing.

                  (c) The execution, delivery and performance of this Amendment by the Borrower and each of its Subsidiaries have been duly authorized by all requisite corporate or other organizational action.

                  (d) This Amendment constitutes the legal, valid and binding obligation of the Borrower and each of its Subsidiaries, enforceable against each such party in accordance with its terms.

                  (e) The execution, delivery and performance of this Amendment by the Borrower and each of its Subsidiaries do not and will not (i) contravene the terms of any of such Person's Organization Documents;
         (ii) conflict with or result in any breach or contravention of, or (except for the Liens created under the Loan Documents) the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which such Person or such Person's Affiliate is a party or affecting such Person or the properties of such Person or any of its subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Law.

         SECTION 1.04. Effectiveness. This Amendment shall become effective only upon satisfaction of the following conditions precedent (the first date upon which each such condition has been satisfied being herein called the "Amendment Effective Date"):

                  (a) The Administrative Agent shall have received duly executed counterparts of this Amendment which, when taken together, bear the authorized signatures of the Borrower, each Subsidiary Guarantor and the Required Lenders.

                  (b) The representations and warranties set forth in Section
         1.03 shall be true and correct on and as of the Amendment Effective
         Date.

                  (c) The Lenders shall have received such other documents, legal opinions, instruments and certificates as they shall reasonably request and such other documents, legal opinions, instruments and certificates shall be satisfactory in form and substance to the Lenders and their counsel. All corporate and other proceedings taken or to be taken in connection with this Amendment and all documents incidental thereto, whether or not referred to herein, shall be satisfactory in form and substance to the Lenders and their counsel.

         SECTION 1.05. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

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         SECTION 1.06. Fees and Expenses. The Borrower shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery and enforcement of this Amendment, including, but not limited to, the reasonable fees and disbursements of counsel.

         SECTION 1.07. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery by facsimile by any of the parities hereto of an executed counterpart of this Amendment shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Amendment.

         SECTION 1.08. Guarantor Confirmation. By its execution and delivery hereof, each Subsidiary Guarantor acknowledges and agrees that, as provided in
Article II of the Subsidiary Guaranty, such Subsidiary Guarantor's obligations under the Subsidiary Guaranty shall not be released, diminished, impaired, reduced or adversely affected by the execution, delivery or performance of this Amendment, and waives any rights which such Subsidiary Guarantor might otherwise have to make any claim to the contrary. Each Subsidiary Guarantor hereby confirms that the Subsidiary Guaranty is, and after the effectiveness of this Amendment shall remain, in full force and effect, and enforceable against such Subsidiary Guarantor in accordance with its terms. Each Subsidiary Guarantor hereby acknowledges that the Administrative Agent and the Lenders are relying upon the foregoing agreements of such Subsidiary Guarantor in entering into this Amendment.

         SECTION 1.09. Credit Agreement. Except as expressly set forth herein, the amendments provided herein shall not by implication or otherwise limit, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, nor shall they constitute a waiver of any Default or Event of Default, nor shall they alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document. Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to by such amendment. Except as expressly amended herein, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof. As used in the Credit Agreement, the terms "Agreement", "herein", "hereinafter", "hereunder", "hereto" and words of similar import shall include, from and after the Amendment Effective Date, the Amended Agreement.



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.


                                          Borrower:

                                          INTEGRA LIFESCIENCES HOLDINGS
                                          CORPORATION, a Delaware corporation


                                          By:/s/ David B. Holtz
                                          --------------------------------
                                          Name: David B. Holtz
                                          Title: Senior Vice President, Finance


                                          Subsidiary Guarantors:

                                          INTEGRA LIFESCIENCES CORPORATION,
                                          a Delaware corporation


                                          By:/s/ David B. Holtz
                                          --------------------------------
                                          Name: David B. Holtz
                                          Title: Senior Vice President, Finance


                                          INTEGRA LIFESCIENCES INVESTMENT
                                          CORPORATION, a Delaware corporation


                                          By: /s/ David B. Holtz
                                          --------------------------------
                                          Name: David B. Holtz
                                          Title: Vice President and Treasurer


                                          INTEGRA OHIO, INC., a Delaware
                                          corporation


                                          By: /s/ David B. Holtz
                                          --------------------------------
                                          Name: David B. Holtz
                                          Title: Vice President and Treasurer



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                                          INTEGRA RADIONICS, INC., a
                                          Delaware corporation


                                          By:  /s/ David B. Holtz
                                          -------------------------------
                                          Name: David B. Holtz
                                          Title: Vice President and Treasurer


                                          INTEGRA CLINICAL EDUCATION
                                          INSTITUTE, INC., a Delaware
                                          corporation

                                          By:  /s/ David B. Holtz
                                          -------------------------------
                                          Name: David B. Holtz
                                          Title: Vice President and Treasurer


                                          INTEGRA HEALTHCARE PRODUCTS LLC,
                                          a Delaware limited liability
                                          company


                                          By:  Integra LifeSciences
                                               Corporation, its sole member


                                          By: /s/ David B. Holtz
                                          -----------------------------
                                          Name: David B. Holtz
                                          Title: Senior Vice President, Finance


                                          J. JAMNER SURGICAL INSTRUMENTS,
                                          INC., a Delaware corporation


                                          By:  /s/ David B. Holtz
                                          -----------------------------
                                          Name: David B. Holtz
                                          Title: Vice President and Treasurer



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                                          JARIT INSTRUMENTS, INC., a
                                          Delaware corporation


                                          By: /s/ David B. Holtz
                                          ------------------------------
                                          Name: David B. Holtz
                                          Title: Vice President and Treasurer


                                          INTEGRA SELECTOR CORPORATION, a
                                          Delaware corporation


                                          By: /s/ David B. Holtz
                                          -----------------------------
                                          Name: David B. Holtz
                                          Title: Vice President and Treasurer



                                          SPINAL SPECIALTIES, INC., a
                                          Delaware corporation


                                          By: /s/ David B. Holtz
                                          -----------------------------
                                          Name: David B. Holtz
                                          Title: Vice President and Treasurer


                                          INTEGRA NEUROSCIENCES (IP), INC.,
                                          a Delaware corporation


                                          By: /s/ David B. Holtz
                                          -----------------------------
                                          Name: David B. Holtz
                                          Title: Vice President and Treasurer


                                          INTEGRA NEUROSCIENCES
                                          (INTERNATIONAL), INC., a Delaware
                                          corporation


                                          By: /s/ David B. Holtz
                                          -----------------------------
                                          Name: David B. Holtz
                                          Title: Vice President and Treasurer


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                                          INTEGRA LIFESCIENCES (FRANCE) LLC,
                                          a Delaware limited liability company


                                          By:  Integra NeuroSciences
                                               (International), Inc., its
                                               sole member


                                          By: /s/ David B. Holtz
                                          -----------------------------
                                          Name: David B. Holtz
                                          Title: Vice President and Treasurer


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                                        BANK OF AMERICA, N.A., as Administrative
                                        Agent, Swing Line Lender, L/C Issuer and as a Lender


                                        By: /s/ Amie L. Edwards
                                        ----------------------------------
                                        Name: Amie L. Edwards
                                        Title: Vice President




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                                         CITIBANK, FSB, as Co-Syndication Agent
                                         and as a Lender


                                         By:
                                         -----------------------------------
                                         Name:
                                         Title:



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                                         SUNTRUST BANK, as Co-Syndication Agent
                                         and as a Lender


                                         By: /s/ Gregory M. Ratliff
                                         ----------------------------------
                                         Name: Gregory M. Ratliff
                                         Title: Vice President



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                                      ROYAL BANK OF CANADA, as Co-Documentation
                                      Agent and as a Lender


                                      By: /s/ Gordon MacArthur
                                      ----------------------------------
                                      Name: Gordon MacArthur
                                      Title: Authorized Signatory



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                                       WACHOVIA BANK, NATIONAL ASSOCIATION, as
                                       Co-Documentation Agent and as a Lender


                                       By: /s/ Jeanette A. Griffin
                                       ----------------------------------
                                       Name: Jeanette A. Griffin
                                       Title: Director



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                                       CITIZENS BANK PA, as a Lender


                                       By: /s/ Mark W. Torie
                                       ----------------------------------
                                       Name: Mark W. Torie
                                       Title:SVP


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                                       PNC BANK NATIONAL ASSOCIATION, as a
                                       Lender


                                       By: /s/ Phillip J. Clark
                                       ----------------------------------
                                       Name: Phillip J. Clark
                                       Title: Vice President


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                                       SOVEREIGN BANK, as a Lender


                                        By: /s/ John T. Harrison
                                        -----------------------------------
                                        Name: John T. Harrison
                                        Title: Senior Vice President



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                                        THE BANK OF NEW YORK, as a Lender


                                        By: /s/ Stephen G. Necel
                                        -----------------------------------
                                        Name: Stephen G. Necel
                                        Title: Vice President




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                                        DRESDNER BANK AG, NEW YORK AND GRAND
                                        CAYMAN BRANCHES, as a Lender


                                        By:
                                        ------------------------------------
                                        Name:
                                        Title:



                                        By:
                                        ------------------------------------
                                        Name:
                                        Title:


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                                        HSBC BANK USA, NA, as a Lender


                                        By:
                                        ------------------------------------
                                        Name:
                                        Title:


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                                        COMMERCE BANK, N.A., as a Lender


                                        By: /s/ Daniel R. Vereb
                                        ------------------------------------
                                        Name: Daniel R. Vereb
                                        Title: Vice President


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                                        PEOPLE'S BANK, as a Lender


                                        By: /s/ George F. Paik
                                        ------------------------------------
                                        Name: George F. Paik
                                        Title: Vice President


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                                         BROWN BROTHERS HARRIMAN & CO, as
                                         a Lender


                                         By: /s/ John D. Rogers
                                         --------------------------------
                                         Name: John D. Rogers
                                         Title: Senior Vice President


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                                          COMERICA BANK, as a Lender


                                          By: /s/ Neran Shaya
                                          ---------------------------------
                                          Name: Neran Shaya
                                          Title:Vice President